SADLER, GIBB & ASSOCIATES, L.L.C.
Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
WPS, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 26, 2010, with respect to the financial statements of WPS, Inc., in its registration statement on Form S-1 relating to the registration of 1,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

                                                    /s/ SADLER, GIBB AND ASSOCIATES, LLC

                                                    Salt Lake City, UT
                                                    December 21, 2010